UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

May 7, 2013

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

Suite #200, 625 – 4 Avenue S.W.

Calgary, Alberta, Canada    T2P 0K2

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard:  Transfer of

Listing.

On May 2, 2013, GeoGlobal Resources Inc. (the “Company”) (OTC : GGLR) announced that its common stock will commence trading on the over-the-counter market at the opening of trading on Friday, May 3, 2013, under the trading symbol “GGLR”.

The delisting from the NYSE MKT and transition to the OTC does not change the Company's obligations to file periodic and other reports with the SEC under applicable federal securities laws.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 5.02.

Departure of Directors or Certain officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

The Company has appointed new directors Mr. Jean Paul Roy, as Chairman and Mr. Michael Cronin, as an independent director to succeed Mr. David D. Conklin, Mr. Michael J. Hudson and Mr. Paul B. Miller.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibit 99.1

Press Release dated May 2, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 7, 2013

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Paul B. Miller

Paul B. Miller

President and CEO

EXHIBIT INDEX

Exhibit Number

Description

99.1

Press Release dated May 2, 2013

EXHIBIT 99.1

GEOGLOBAL COMMON STOCK TO COMMENCE TRADING ON THE OVER-THE-COUNTER MARKET

Calgary, Alberta, Canada, May 2, 2013 – GeoGlobal Resources Inc. (the “Company”) (NYSE MKT: GGR) today announced that its common stock will commence trading on the over-the-counter market at the opening of trading on Friday, May 3, 2013, under the trading symbol “GGLR”. The Company’s common stock, which will cease trading on the New York Stock Exchange at close of market today, will be quoted through the facilities of the OTC Markets Group, Inc. Investors will be able to view Real Time Level II stock quotes for the Company at http://www.otcmarkets.com/stock/GGLR/quote.

Appointment of New Directors

The Israel Land Development Company– Energy and Mr. Jean Paul Roy, composing more than 51% of the outstanding common stock of the Company have appointed new directors to succeed Mr. David D. Conklin, Mr. Michael J. Hudson, and Mr. Paul B Miller as directors of the Company.

Mr. Jean Paul Roy has been appointed as a director and will act as Chairman of the Board.  Additionally, Mr. Michael Cronin has been appointed as an independent director of the Company. Mr. Cronin is an Institutional Equity trader at Direct Access Partners, LLC.  A large New York based broker Dealer.  He has worked within Institutional sales for the last 24 years in the Boston area. He has worked with both large and small firms regarding their investment philosophies and strategies.

Mr. Miller will continue in his role as President and CEO. The former directors will continue to provide support to the Company to assist with the transition.

Mr. Roy said: “I would like to thank Mr. Conklin, Mr. Hudson, and Mr. Miller for their commitment and service over the past few years through what has been a very difficult period. The team has done all that could be expected and more given the challenges that have arisen. We will continue to work on the disposition of assets and the restructuring of the Company as we move to the OTC.”

About OTC Markets Group Inc.

OTC Markets Group Inc. operates open, transparent and connected financial marketplaces for investors to easily trade almost 10,000 equity and debt securities through the broker of their choice. OTC Markets Group organizes these securities into tiered marketplaces to inform investors of opportunities and risks. OTC Markets Group's data-driven platform enables efficient trading through any broker at the best possible prices and empowers a broad range of companies to improve the quality and availability of information for their investors.

About GeoGlobal

GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995.

This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The Company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption "Risk Factors" in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports, which we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GEOGLOBAL RESOURCES INC.

www.geoglobal.com

Phone:  +1-403-777-9250

Email:  info@geoglobal.com